UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2026

TG Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32639	36-3898269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

3020 Carrington Mill Blvd, Suite 475
Morrisville, North Carolina 27560
(Address of Principal Executive Offices)

(212) 554-4484
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities filed pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	TGTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On Thursday, June 11, 2026, at 9:30 a.m. Eastern Time, by means of an online meeting platform, TG Therapeutics, Inc. (the “Company”) held its 2026 Annual Meeting. Stockholders representing 113,003,414, or 73.81%, of the 153,093,879 outstanding shares were present in person or by proxy, constituting a quorum under applicable law. Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “SEC”). Each of the proposals below are described in detail in the Company’s definitive proxy statement on Schedule 14A for the 2026 Annual Meeting, filed with the SEC on April 30, 2026. At the 2026 Annual Meeting, all of the proposals were approved except for proposal 3.

The results are as follows:

Proposal 1

The votes with respect to the election of the six directors to hold office until the 2027 annual meeting were as follows:
Director	Votes For	% Voted For	Votes Withheld	% Voted Withheld	Broker Non-Votes
Michael S. Weiss	72,172,630	88.63%	9,260,279	11.37%	31,570,505
Laurence N. Charney	68,135,448	83.67%	13,297,461	16.33%	31,570,505
Yann Echelard	64,110,661	78.73%	17,322,248	21.27%	31,570,505
Kenneth Hoberman	53,354,717	65.52%	28,078,192	34.48%	31,570,505
Daniel Hume	63,979,535	78.57%	17,453,374	21.43%	31,570,505
Sagar Lonial, MD	44,666,544	54.85%	36,766,365	45.15%	31,570,505

Proposal 2

The vote with respect to the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
112,329,330	531,758	142,326	--

Proposal 3

The advisory vote to approve the compensation of the Company’s named executive officers was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
31,905,837	48,858,169	668,903	31,570,505

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG THERAPEUTICS, INC.
(Registrant)

Date: June 12, 2026	By:	/s/ Sean A. Power
	Name:	Sean A. Power
	Title:	Chief Financial Officer